EXHIBIT 99.1

Novo Energies Corp. Enters into a Memorandum of Understanding to Acquire Biotech Firm Immunovative Clinical Research Inc.

New York, N.Y. (05/19/2011) -- Novo Energies Corp. (OTCBB: NVNC) has today announced that it has entered into a Memorandum of Understanding ("MOU") to acquire Immunovative
Clinical Research Inc. ("ICRI"), a wholly-owned subsidiary of world class Israel based biotechnology firm Immunovative Therapies, Ltd. ("Immunovative").

After successfully completing a Phase I//II clinical trial, ICRI is currently advancing its lead product, AlloStimTM, to Phase II/III clinical trials. Two unmet medical need indications have been targeted for initial development—3rd line metastatic colorectal cancer and 3rd line metastatic breast cancer. Successful clinical development in either indication could lead to fast-track market approval and revenue potential in excess of $1 billion for each indication.

Under terms of the agreement, ICRI has the world-wide exclusive license for the marketing rights to all intellectual property currently and in the future owned by Immunovative in exchange for monthly research payments. ICRI also has the exclusive right to manage an Expanded Access Program (“EAP”) which allows patients access to Immunovative's experimental products through an agreement with Immunotherapy & Cancer Research Center (Thailand), Ltd., (“iCARE”) affiliated with the National Cancer Institute of Thailand. The EAP is expected to generate revenues sufficient to support ICRI operations, including research payment obligations, at or near break-even until the next financing event. In the next 24 months, the results of one or two of the randomized Phase II clinical trials is expected. Successful results will allow the newly merged company to have several financing options available, including licensing, partnership with pharmaceutical companies and institutional investments with private and public equity sources.

About Immunovative’s Treatments:
Immunovative develops treatments designed to harness the power of the immune system to seek out and destroy cancer whereever it resides in the body and to remember the cancer so that if the cancer returns, an immune mediated attack can be reinstated to prevent disease recurrence. While this goal has been elucive for immunotherapy companies in the past, Immunovative has developed a breakthrough by reverse engineering an immune response proven to kill human tumors.

The most powerful anti-tumor immune effect ever discovered for human cancer is the immune effect that occurs after a bone marrow/stem cell transplant with cells from a matched tissue donor ("Allogeneic Transplant"). This immune effect is called the graft vs. tumor (“GVT”) effect. The GVT effect is capable of killing cancers that are refractory to standard treatments and can also cure certain refractory cancers. However, the clinical application of this powerful GVT effect is limited by the severe and often lethal side-effect of the procedure called graft vs. host disease (“GVHD”).

Immunovative has bioengineered a patented cell product called AlloStimTM which elicits the same GVT effect mechanism in patients without GVHD toxicity and without the need for a matched tissue donor.
In a 42 patient, FDA-approved, Phase I/II clinical trial conducted in 2009-2010, AlloStimTM was shown to be the first immunotherapy drug to demonstrate systemic, immune-mediated tumor killing in heavily pre-treated metastatic cancer patients without significant toxicity, validating the novel concept. In these patients with less than 60 days of life expectancy, approximately 20% experienced long-term remission of disease for over 1 year.

Immunovative has also purchased the exclusive rights to a patented technology called Chaperone Enriched Cell Lysate (“CRCL”) invented by Dr. Emmanual Katsanis and colleagues at the University of Arizona. CRCL is an individualized anti-cancer vaccine where specialized proteins called heat shock proteins are derived from a sample of a patient's own tumor. The heat shock proteins chaperone tumor antigens to train the immune system to identify the tumor. When CRCL is mixed with AlloStimTM, the immune system can be programmed to attack the tumors.

The combination of CRCL and AlloStimTM is called AlloVaxTM. This product is currently under clinical investigation at the National Cancer Institute of Thailand.

Commenting on the MOU, Immunovative Founder and CEO Dr. Michael Har-Noy stated, "I am very excited to enter into the MOU between our wholly-owned subsidiary ICRI and Novo Energies. The new capital available will be used to advance the lead AlloStimTM product into
Phase II randomized trials designed to show an over-all survival advantage of the drugs in late stage metastatic colorectal cancer and breast cancer. Our Expanded Access Program has potential to enable the Company to operate without the need for additional capital until the results of these trials are known. This makes the company unique among biotech companies and may limit the amount of future dilution."

Novo Energies CEO Mr. Antonio Treminio commented "After a period a due diligence, it became clear that the acquisition of ICRI represents a world class opportunity for the shareholders of NOVO Energies. The immunotherapy treatments developed by Immunovative have the potential to prolong lives of desperately ill cancer patients who would otherwise have no hope for survival. The products are unique in that they have shown activity against a wide variety of cancers and can be economically mass produced and distributed. The combined company has a solid foundation on which to build one of the leading companies in the emerging field of cellular immunotherapies. Immunovative is assembling an experienced management team and the company has strong intellectual property positions. These factors should facilitate the newly merged company’s growth into a successful enterprise that will provide significant social and financial returns."

About Immunovative Clinical Research ("ICRI")
ICRI is a Nevada Corporation established in February 2009 as a wholly-owned subsidiary of Immunovative Therapies, Ltd. ICRI has the world-wide, exclusive license for the marketing rights to all intellectual property currently and in the future owned by Immunovative. In exchange, ICRI is obligated to support the on-going research and development activities of Immunovative. Immunovative is eligible for matching funds for approved Research and

Development projects from the Israel Office of the Chief Scientist. ICRI is responsible for managing and conducting clinical trials and obtaining regulatory approvals for marketing of products based upon Immunovative intellectual property and managing an Expanded Access program.

About Immunovative Therapies, Ltd. ("Immunovative")
Immunovative is an Israeli biopharmaceutical company that was founded in May 2004 with financial support from the Israel Office of the Chief Scientist. Immunovative is a graduate of the Misgav Venture Accelerator, a member of the world-renowned Israel technological incubator program. The company was the Misgav Venture Accelerator’s candidate for the prize for the outstanding incubator project of 2006, awarded by the Office of the Chief Scientist.
Immunovative specializes in the development of novel immunotherapy drug products that incorporate living immune cells as the active ingredients for treatment of cancer and infectious disease. Please visit corporate website at: www.immunovative.co.il

DISCLAIMER
Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on Novo's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Novo has little or no control. Such forward-looking statements are made only as of the date of this release, and Novo assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in Novo's Form 10-K for its fiscal year ended March 31, 2010, and other documents filed from time to time by Novo with the Securities and Exchange Commission.

For more information, please contact:

Mr. Antonio Treminio
Chairman & Chief Executive Officer
Novo Energies Corporation
New York: +1-212-315-9705
Montreal: +1-514-840-3697
Email: atreminio@novoenergies.com

Dr. Michael Har-Noy
Founder & Chief Executive Officer
Immunovative Therapies, Ltd.
Israel Tel: :+972-2-6506288
US Tel: +1-760-444-9040
Email: info@immunovative.co.il